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                                                              EXHIBIT 23.9

                     CONSENT OF INDEPENDENT APPRAISER

  We consent to the reference to this firm under the caption "The Merger--The Merger Agreement--Treatment of SPC Performance-Vesting Stock Options" contained in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus of Data Processing Resources Corporation (File No. 333-61017). In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

/s/ Hitchner Whitt & Co., P.A.

Hitchner Whitt & Co., P.A.

930 East Boulevard

Charlotte, NC 28203

November 5, 1998